Exhibit 3.1.30

ARTICLES OF INCORPORATION

OF

NOR-TEX PUBLISHING, INC.

We, the undersigned natural persons of the age of twenty-one years or more, all of whom are citizens of the State of Texas, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of Incorporation for such corporation:

1.

The name of the corporation is

NOR-TEX PUBLISHING, INC.

2.

The period of its duration is perpetual.

3.

The purpose or purposes for which the corporation is organized are:

a.        To transact a printing and publishing business;

b.        To purchase, manufacture, and sell, trade, deal in and deal with office supplies and goods, wares and merchandise and other personal property of every kind and description;

c.        To purchase, contract, lease, rent or otherwise acquire lands and real property of all kinds for use in connection with any of the business purposes of the corporation above set forth; subject, however, to Part 4, Texas Miscellaneous Corporations Act and the appropriate articles thereof;

d.        To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes, or the attainment of any of the objects, or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms, or individuals, and to do every other act or acts, thing or things, incidental or appurtenant to or growing out of or connected with the aforesaid business or powers, or any part or parts thereof; provided, the same be not inconsistent with the laws of the State of Texas; and provided, further, that the enumeration of specific powers shall not limit or restrict in any manner the general power of the corporation under the laws of said State.

4.

The authorized stock will be five hundred (500) shares of the par value of Ten Dollars ($10) each.

5.

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000), consisting of money, labor done, or property actually received.

6.

The post office address of its initial registered office is 117 East Abram Street, Arlington, Texas; and the name of its initial registered agent at such address is R. M. Weicker.

7.

The number of directors constituting the initial Board is five (5), and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders, or until their successors are elected and qualified, are:

George W. Hawkes	117 East Abram	Arlington, Texas
Charles T. Hawkes	117 East Abram	Arlington, Texas
R. M. Weicker	117 East Abram	Arlington, Texas
J. M. Bunkley	117 East Abram	Arlington, Texas
Alfred W. White		Mansfield, Texas

8.

No shareholder shall have the right to cumulate votes in the election of directors. No shareholder shall have any pre-emptive rights to purchase unissued or treasury shares of the corporation.

9.

The names and addresses of the incorporators are:

Whitfield J. Collins        1800 First National Building, Fort Worth 2, Texas

Robert A. Watson           1800 First National Building, Fort Worth 2, Texas

John C. Andrews            1800 First National Building, Fort Worth 2, Texas

IN WITNESS WHEREOF, we have hereunto set our hands, this 29th day of April, 1963.

/s/ Whitfield J. Collins
Whitfield J. Collins

/s/ Robert A. Watson
Robert A. Watson

/s/ John C. Andrews
John C. Andrews

STATE OF TEXAS	)
)
COUNTY OF TARRANT	)

I, the undersigned notary public, do hereby certify that on this 29th day of April, 1963, personally appeared before me WHITFIELD J. COLLINS, ROBERT A. WATSON, and JOHN C. ANDREWS, who, each being by me duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators, and that the statements therein contained are true.

/s/ [signature illegible]
Notary Public, Tarrant County, Texas

STATEMENT OF CHANGE OF

REGISTERED OFFICE AND AGENT

1.        The name of the Corporation is NOR-TEX PUBLISHING, INC.

2.        The address, including street number of its present registered office as shown in the records of the Secretary of State of Texas prior to filing of this statement is 117 E. Abram, Arlington, Texas.

3.        The address, including street and number to which its registered office is to be changed is 137 N. Main, Mansfield, Texas.

4.        The name of its present registered agent, as shown in the records of the Secretary of State of Texas, prior to filing of this Statement is R. M. WEICKER.

5.        The name of its new registered agent is JERRY T. EBENSBERGER.

6.        The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

7.        Such change was authorized by its Board of Directors.

/s/ Jerry T. Ebensberger
Jerry T. Ebensberger

STATE OF TEXAS	)
)
COUNTY OF TARRANT	)

BEFORE ME, a Notary Public, on this day personally appeared JERRY T. EBENSBERGER, President, known to me to be the person whose name is subscribed to the foregoing document, and, being by me first duly sworn, declared that the statements therein contained are true and correct.

GIVEN UNDER MY HAND and seal of office this 1 day of July, 1983.

/s/ Patricia E. Arnold
Notary Public Patricia E. Arnold Tarrant County, Texas My commission expires: 6-10-85

STATEMENT OF CHANGE OF REGISTERED OFFICE

1.        The name of the Corporation is NOR-TEX PUBLISHING, INC.

2.        The address, including street number, of its present registered office as shown in the records of the Secretary of State of Texas prior to filing of this statement is 137 N. Main, Mansfield, Texas.

3.        The address, including street number, to which its registered office is to be changed is 119 N. Main, Mansfield, Texas.

4.         The name of its present registered agent, as shown in the records of the Secretary of State of Texas, is JERRY T. EBENSBERGER.

5.        The registered agent will remain unchanged.

6.        The address of its registered office and the address of the business office of its registered agent, as changed, will be identical.

7.        Such change was authorized by its Board of Directors.

/s/ Jerry T. Ebensberger
JERRY T. EBENSBERGER, President

STATE OF TEXAS	)
)
COUNTY OF TARRANT	)

BEFORE ME, a Notary Public, on this day personally appeared JERRY T. EBENSBERGER, President, known to me to be the person whose name is subscribed to the foregoing document, and, being by me first duly sworn, declared that the statements therein contained are true and correct.

GIVEN UNDER MY HAND and seal of office this 19th day of February, 1985.

/s/ Betty Morgan
Notary Public Betty Morgan Tarrant County, Texas My commission expires: 4-16-88